Exhibit (e)(6)

REVISED SCHEDULE A

TO THE DISTRIBUTION AGREEMENT

THIS SCHEDULE A, dated March 30, 2010, is revised Schedule A to that certain Distribution Agreement dated as of September 27, 2001, as amended, between Aston Funds (f/k/a ABN AMRO Funds) and PFPC Distributors, Inc., assignee to ABN AMRO Distribution Services (USA), Inc. This Exhibit A is revised for the addition of Aston/Herndon Large Cap Value Fund. This Exhibit A shall supersede all previous forms of this Exhibit A.

ASTON FUNDS

Aston/TCH Fixed Income Fund

Aston Balanced Fund

Aston/Optimum Mid Cap Fund

Aston Growth Fund

Aston/Veredus Aggressive Growth Fund

Aston/Veredus Select Growth Fund

Aston/Montag & Caldwell Balanced Fund

Aston/Montag & Caldwell Growth Fund

Aston/TAMRO Diversified Equity Fund

Aston/TAMRO Small Cap Fund

Aston/Fortis Real Estate Fund

Aston Value Fund

Aston/River Road Dividend All Cap Value Fund

Aston/River Road Small Cap Value Fund

Aston/Optimum Large Cap Opportunity Fund

Aston/River Road Select Value Fund

Aston/Neptune International Fund

Aston/Montag & Caldwell Mid Cap Growth Fund

Aston/Barings International Fund

Aston/Cardinal Mid Cap Value Fund

Aston Dynamic Allocation Fund

Aston/M.D. Sass Enhanced Equity Fund

Aston/New Century Absolute Return ETF Fund

Aston/Lake Partners LASSO Alternatives Fund

Aston/Fasciano Small Cap Fund

Aston/Herndon Large Cap Value Fund

PFPC DISTRIBUTORS, INC.	ASTON FUNDS

By:	By:

Name:	Name:

Title:	Title: